Exhibit 99.1
Contact:
Express-1 Expedited Solutions, Inc.
Mark Patterson
269-429-9761
Mark.Patterson@express-1.com
EXPRESS-1 EXPEDITED SOLUTIONS (AMEX:XPO) REPORTS STRONG Q3
RESULTS: REVENUE INCREASES 143%, OPERATING INCOME RISES 160%
SAINT JOSEPH, Mich. — November 6, 2008 — Express-1 Expedited Solutions, Inc. today reported its earnings for the third quarter, ended September 30, 2008.
Express-1 Expedited Solutions, through its four operating companies (Express-1, Bounce Logistics, Express-1 Dedicated and Concert Group Logistics), provides the following premium transportation services: same-day delivery, time—sensitive shipping, premium freight brokerage and dedicated transportation throughout North America, as well as domestic and international freight forwarding.
Express-1 Expedited Solutions reported a 143% increase in revenue during the third quarter of 2008 to $32.4 million, compared to $13.4 million for the same period in the prior year. The acquisition of Concert Group Logistics, which had a transaction date of January 1, 2008, contributed $14.3 million to revenues for the period. For the third quarter, the Company’s Express-1 operations expanded revenues by $2.1 million or 18% over the same three-months in 2007. Bounce Logistics gained traction and contributed $3.0 million to the overall increase in revenues. Bounce Logistics is a start-up premium truckload brokerage operation that began operations in March 2008. The Company’s other business unit, Express-1 Dedicated, increased revenues slightly during the period. When combined, the Express-1 Expedited Solutions’ business units delivered record revenue and operating profit during the period and the Company continued to grow at a healthy pace in the current weak economy.
During the same period, income from operations substantially increased by 160% to $2.0 million versus $778,000 during the same period of 2007. Net income improved 131% to $1.2 million or $0.04 per diluted share for the third quarter of 2008 compared to $499,000 or $0.02 per diluted share for the same period in 2007.
“Throughout 2008, our Company has significantly changed its geographical and operating footprints. The acquisition of Concert Group Logistics and the start-up of Bounce Logistics has begun to dramatically improve our results. We’re pleased with our growth and profitability for the third quarter, and happy to share the success of our business units. Given we’re in such a difficult freight environment, these results are a strong testament to our business model and the team we have in place throughout our Company,” stated Michael Welch, the Company’s Chief Executive Officer.

Welch added, “I am extremely pleased with the results we are starting to see from our two new business units, Concert Group Logistics and Bounce Logistics. Each of these businesses has continued to grow throughout 2008. We believe this will set the stage for a potentially stronger 2009, as these two units continue to develop. Complementing the new operations is the continued strong performance within our two historical business units, Express-1 and Express-1 Dedicated. We’ve continued to expand cross selling activities between our business units and are now offering an expanded array of premium services to our broad base of customers. We’re just now capitalizing on the full breadth of our expanded business model and optimistically anticipate that we will see revenue and income continue to expand during the coming quarters.”
Chief Financial Officer Mark Patterson said, “Our Company has continued to demonstrate the significant operating leverage within our model by holding the rate of growth within our Selling, General and Administrative expenses below those of our top line. Increasing by $1.0 million or 44% during the period, our Selling, General and Administrative expenses grew at a rate that is over 300% lower than the rate of growth for our revenue. As a percentage of revenue, SG&A costs continue to decline and represented 10% of consolidated revenue during the third quarter of 2008 versus over 17% during the same period in 2007. Our teams are completing the planned integration from the Concert Group Logistics acquisition and Bounce Logistics start-up. At the same time, our entire organization is focused upon lowering our overall back office costs, in an effort to support our desired levels of profitability. Our entire organization is focused upon controlling cost. We’re very proud of the efforts and commitment of the entire team.”
Outlook
“Looking towards the end of 2008, our business unit Presidents continue to be focused on delivering results that meet the targets we’ve established. Jeff Curry at Express-1, Brian Glaser at Express-1 Dedicated, Gerry Post at Concert Group Logistics and Tim Hindes at Bounce Logistics each lead a team of professionals that are committed to continuing the momentum we’ve established over the past twelve quarters,” Welch said. “Market expansion and attention to customer service are critical to expanding revenue. Our non-asset based business model has proven itself over many years and in all types of economic climates. We remain optimistic that we’ll be able to deliver the results we committed to at the start of 2008. By remaining focused on our model and our goals, we should be able to continue growing our Company and our profits in future periods.”
Conference Call/Webcast Information
Management will conduct a conference call November 6, 2008 at 10:00 a.m. Eastern to discuss the Company’s third quarter financial results. Those interested in accessing a live or archived Webcast of the call should visit the Company’s Website at www.express-1.com. Those wishing to take part in the live teleconference call can dial 877-407-9210 (U.S.) or 201-689-8049 (International). A playback will be available through midnight on November 11, 2008. To listen to the playback, please call 877-660-6853. Use account number 286 and conference ID number 300248.

About Express-1 Expedited Solutions, Inc.
Express-1 Expedited Solutions, Inc. is a non-asset based premium transportation organization that operates through the following business segments: Express-1, Inc. (Buchanan, Michigan), Concert Group Logistics, Inc. (Downers Grove, Illinois), Express-1 Dedicated, Inc. (Evansville, Indiana), and Bounce Logistics, Inc. (South Bend, Indiana). The Company serves more than 2,000 customers through operation centers staffed with experienced inside sales staff using the latest operational software. These business units are focused on premium services that include: same-day delivery, time—sensitive shipping, premium freight brokerage and dedicated transportation throughout North America, as well as domestic and international freight forwarding. The Company’s operating model can be described as non-asset or asset light, with independent contractors fulfilling the transportation services for most of its shipments and independently owned stations managing the services of its freight-forwarding network. Express-1 Expedited Solutions, Inc. is publicly traded on the American Stock Exchange under the symbol XPO. For more information about the Company, visit www.express-1.com.
Forward-Looking Statements
This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs, as well as assumptions made by and information currently available to management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance are subject to risks. These risks include: that our recent reorganization fails to result in projected operating efficiencies; the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with customers, whether due to competition or other factors; the inability to comply with regulatory requirements governing our business operations; and to the general risks associated with our businesses.
In addition to the risks and uncertainties discussed above, you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Express-1 Expedited Solutions, Inc.
Consolidated Balance Sheets

	(Unaudited) September 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$1,868,000	$800,000
Accounts receivable, net of allowances of $212,000 and $77,000, respectively	17,119,000	5,663,000
Prepaid expenses	238,000	492,000
Other current assets	887,000	149,000
Deferred tax asset, current	594,000	1,549,000

Total current assets	20,706,000	8,653,000

Property and equipment, net of $2,202,000 and $1,734,000 in accumulated depreciation, respectively	3,226,000	2,312,000

Goodwill	16,040,000	7,737,000
Identified intangible assets, net of $1,586,000 and $1,279,000 in accumulated amortization, respectively	6,647,000	3,950,000
Loans and advances	73,000	104,000
Deferred tax asset, long term	—	377,000
Other long term assets	1,212,000	591,000

	$47,904,000	$23,724,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,176,000	$892,000
Accrued salaries and wages	598,000	660,000
Accrued acquisition earnouts	—	2,210,000
Accrued expenses, other	2,225,000	861,000
Current maturities of long term debt	1,247,000	50,000
Other current liabilities	1,005,000	199,000

Total current liabilities	11,251,000	4,872,000

Line of credit	8,254,000	—
Notes payable and capital leases, net of current maturities	1,700,000	34,000
Deferred tax liability, long term	250,000	—
Other long-term liabilities	527,000	616,000

Total long-term liabilities	10,731,000	650,000

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares no shares issued or outstanding	—	—
Common stock, $.001 par value; 100,000,000 shares authorized; 32,215,218 and 27,008,768 shares issued and 32,035,218 and 26,516,037 shares outstanding	32,000	27,000
Additional paid-in capital	26,298,000	21,152,000
Accumulated deficit	(301,000)	(2,870,000)
Treasury stock, at cost, 180,000 shares held	(107,000)	(107,000)

Total stockholders’ equity	25,922,000	18,202,000

	$47,904,000	$23,724,000

Express-1 Expedited Solutions, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

Revenues
Operating revenue	$32,438,000	$13,359,000	$88,369,000	$38,694,000

Expenses
Direct expenses	27,136,000	10,310,000	73,701,000	29,111,000

Gross margin	5,302,000	3,049,000	14,668,000	9,583,000

Sales, general and administrative expense	3,276,000	2,271,000	10,080,000	6,763,000

Income from operations	2,026,000	778,000	4,588,000	2,820,000

Other expense (income)	21,000	(33,000)	36,000	1,000
Interest expense (income)	94,000	13,000	273,000	71,000

Income before income tax provision	1,911,000	798,000	4,279,000	2,748,000

Income tax provision	759,000	299,000	1,710,000	1,034,000

Net income	$1,152,000	$499,000	$2,569,000	$1,714,000

Earnings per common share
Basic income per common share	0.04	0.02	0.08	0.06
Diluted income per common share	0.04	0.02	0.08	0.06

Weighted average common shares outstanding
Basic weighted average common shares outstanding	31,949,262	26,737,547	31,241,644	26,629,119
Diluted weighted average common shares outstanding	32,093,521	27,321,640	31,182,990	27,349,458
Included within the expenses above are depreciation and amortization of $288,000 and $198,000 for the three months ended September 30, 2008 and 2007, and $847,000 and $649,000 for the nine months ended September 30, 2008 and 2007, respectively.

Express-1 Expedited Solutions, Inc.
Summary Financial Table
For the Three Months Ended September 30,
(Unaudited)

	Quarter to Date		Quarter to Quarter Change		Percent of Revenue

	2008	2007	In Dollars	In Percentage	2008	2007

Revenues
Express-1	$14,187,000	$12,052,000	$2,135,000	17.7%	43.7%	90.2%
Express-1 Dedicated	1,321,000	1,307,000	14,000	1.1%	4.1%	9.8%
Concert Group Logistics	14,341,000	—	14,341,000	—	44.2%	—
Bounce Logistics	3,013,000	—	3,013,000	—	9.3%	—
Intercompany Eliminations	(424,000)	—	(424,000)	—	-1.3%	—

Total Revenues	32,438,000	13,359,000	19,079,000	142.8%	100.0%	100.0%

Direct Expenses
Express-1	10,840,000	9,298,000	1,542,000	16.6%	33.4%	69.6%
Express-1 Dedicated	972,000	1,012,000	(40,000)	-4.0%	3.0%	7.6%
Concert Group Logistics	13,127,000	—	13,127,000	—	40.5%	—
Bounce Logistics	2,621,000	—	2,621,000	—	8.1%	—
Intercompany Eliminations	(424,000)	—	(424,000)	—	-1.3%	—

Total Direct Expenses	27,136,000	10,310,000	16,826,000	163.2%	83.7%	77.2%

Gross Margin
Express-1	3,347,000	2,754,000	593,000	21.5%	10.3%	20.6%
Express-1 Dedicated	349,000	295,000	54,000	18.3%	1.1%	2.2%
Concert Group Logistics	1,214,000	—	1,214,000	—	3.7%	—
Bounce Logistics	392,000	—	392,000	—	1.2%	—

Total Gross Margin	5,302,000	3,049,000	2,253,000	73.9%	16.3%	22.8%

Selling, General & Administrative
Express-1	1,610,000	1,790,000	(180,000)	-10.1%	5.0%	13.4%
Express-1 Dedicated	128,000	117,000	11,000	9.4%	0.4%	0.9%
Concert Group Logistics	714,000	—	714,000	—	2.2%	—
Bounce Logistics	390,000	—	390,000	—	1.2%	—
Corporate	434,000	364,000	70,000	19.2%	1.3%	2.7%

Total Selling, General & Administrative	3,276,000	2,271,000	1,005,000	44.3%	10.1%	17.0%

Income From Operations
Express-1	1,737,000	964,000	773,000	80.2%	5.4%	7.2%
Express-1 Dedicated	221,000	178,000	43,000	24.2%	0.7%	1.3%
Concert Group Logistics	500,000	—	500,000	—	1.5%	—
Bounce Logistics	2,000	—	2,000	—	—	—
Corporate	(434,000)	(364,000)	(70,000)	-19.2%	-1.3%	-2.7%

Total Income From Operations	2,026,000	778,000	1,248,000	160.4%	6.2%	5.8%

Interest Expense	94,000	13,000	81,000	623.1%	0.3%	0.1%
Other Expense	21,000	(33,000)	54,000	163.6%	0.1%	-0.2%

Income Before Income Tax Provision	1,911,000	798,000	1,113,000	139.5%	5.9%	6.0%

Tax Provision	759,000	299,000	460,000	153.8%	2.3%	2.2%

Total Net Income	$1,152,000	$499,000	$653,000	130.9%	3.6%	3.7%

Express-1 Expedited Solutions, Inc.
Summary Financial Table
For the Nine Months Ended September 30,
(Unaudited)

	Year to Date — September		Year to Year Change		Percent of Revenue

	2008	2007	In Dollars	In Percentage	2008	2007

Revenues
Express-1	$41,964,000	$34,902,000	$7,062,000	20.2%	47.5%	90.2%
Express-1 Dedicated	3,861,000	3,792,000	69,000	1.8%	4.4%	9.8%
Concert Group Logistics	39,304,000	—	39,304,000	—	44.5%	—
Bounce Logistics	4,241,000	—	4,241,000	—	4.8%	—
Intercompany Eliminations	(1,001,000)	—	(1,001,000)	—	-1.1%	—

Total Revenues	88,369,000	38,694,000	49,675,000	128.4%	100.0%	100.0%

Direct Expenses
Express-1	32,145,000	26,138,000	6,007,000	23.0%	36.4%	67.6%
Express-1 Dedicated	3,006,000	2,973,000	33,000	1.1%	3.4%	7.7%
Concert Group Logistics	35,843,000	—	35,843,000	—	40.6%	—
Bounce Logistics	3,708,000	—	3,708,000	—	4.2%	—
Intercompany Eliminations	(1,001,000)	—	(1,001,000)	—	-1.1%	—

Total Direct Expenses	73,701,000	29,111,000	44,590,000	153.2%	83.4%	75.2%

Gross Margin
Express-1	9,819,000	8,764,000	1,055,000	12.0%	11.1%	22.6%
Express-1 Dedicated	855,000	819,000	36,000	4.4%	1.0%	2.1%
Concert Group Logistics	3,461,000	—	3,461,000	—	3.9%	—
Bounce Logistics	533,000	—	533,000	—	0.6%	—

Total Gross Margin	14,668,000	9,583,000	5,085,000	53.1%	16.6%	24.8%

Selling, General & Administrative
Express-1	5,388,000	5,248,000	140,000	2.7%	6.1%	13.6%
Express-1 Dedicated	393,000	389,000	4,000	1.0%	0.4%	1.0%
Concert Group Logistics	2,322,000	—	2,322,000	—	2.6%	—
Bounce Logistics	724,000	—	724,000	—	0.8%	—
Corporate	1,253,000	1,126,000	127,000	11.3%	1.4%	2.9%

Total Selling, General & Administrative	10,080,000	6,763,000	3,317,000	49.0%	11.4%	17.5%

Income From Operations
Express-1	4,431,000	3,516,000	915,000	26.0%	5.0%	9.1%
Express-1 Dedicated	462,000	430,000	32,000	7.4%	0.5%	1.1%
Concert Group Logistics	1,139,000	—	1,139,000	—	1.3%	—
Bounce Logistics	(191,000)	—	(191,000)	—	-0.2%	—
Corporate	(1,253,000)	(1,126,000)	(127,000)	-11.3%	-1.4%	-2.9%

Total Income From Operations	4,588,000	2,820,000	1,768,000	62.7%	5.2%	7.3%

Interest Expense	273,000	71,000	202,000	284.5%	0.3%	0.2%
Other Expense	36,000	1,000	35,000	-3500.0%	0.0%	—

Income Before Income Tax Provision	4,279,000	2,748,000	1,531,000	55.7%	4.8%	7.1%

Tax Provision	1,710,000	1,034,000	676,000	65.4%	1.9%	2.7%

Total Net Income	$2,569,000	$1,714,000	$855,000	49.9%	2.9%	4.4%